Exhibit (d)(7)

SUPPLEMENT TO

INVESTMENT ADVISORY CONTRACT

PIMCO Equity Series

650 Newport Center Drive

Newport Beach, California 92660

February 15, 2017

Pacific Investment Management Company LLC

650 Newport Center Drive

Newport Beach, California 92660

RE: Investments in PIMCO Funds: Private Account Portfolio Series – PIMCO Short-Term Floating NAV Portfolio IV (the “Portfolio”)

Dear Sirs:

PIMCO Equity Series (the “Trust”) and Pacific Investment Management Company LLC (the “Adviser”) have entered into an Investment Advisory Contract dated March 30, 2010 (the “Contract”).

The Trust and the Adviser hereby agree to amend the Contract as of the date hereof to reflect that each series of the Trust may invest in shares of the Portfolio.

Accordingly, the current Exhibit A is replaced with the new Exhibit A attached hereto.

Investment Advisory Contract

EXHIBIT A

(as of February 15, 2017)

PIMCO Equity Series

Fund	Investment Advisory Fee #
PIMCO Dividend and Income Fund	0.49%
PIMCO EqS® Long/Short Fund	1.04%
PIMCO RAE Fundamental Emerging Markets Fund	0.50%
PIMCO RAE Fundamental Global ex-US Fund	0.40%
PIMCO RAE Fundamental Global Fund	0.40%
PIMCO RAE Fundamental International Fund	0.30%
PIMCO RAE Fundamental US Fund	0.25%
PIMCO RAE Fundamental US Small Fund	0.35%
PIMCO REALPATH® Blend Income Fund	0.01%
PIMCO REALPATH® Blend 2020 Fund	0.01%
PIMCO REALPATH® Blend 2025 Fund	0.01%
PIMCO REALPATH® Blend 2030 Fund(1)	0.02%
PIMCO REALPATH® Blend 2035 Fund(2)	0.03%
PIMCO REALPATH® Blend 2040 Fund(3)	0.03%
PIMCO REALPATH® Blend 2045 Fund(4)	0.03%
PIMCO REALPATH® Blend 2050 Fund(5)	0.03%
PIMCO REALPATH® Blend 2055 Fund(6)	0.03%
PIMCO U.S. Dividend Fund	0.60%

#

Each Fund may invest in shares of PIMCO Funds: Private Account Portfolio Series – PIMCO Short-Term Floating NAV Portfolio III and PIMCO Funds: Private Account Portfolio Series – PIMCO Short-Term Floating NAV Portfolio IV, each a series of PIMCO Funds (the “PAPS Short-Term Floating NAV Portfolios”). The PAPS Short-Term Floating NAV Portfolios are offered only to series of the Trust (each an “Investing Fund”) or other series of registered investment companies for which PIMCO serves as investment adviser. The PAPS Short-Term Floating NAV Portfolios, and their wholly-owned subsidiaries (if any), do not pay an investment advisory fee to PIMCO. By investing in a PAPS Short-Term Floating NAV Portfolio, each Investing Fund agrees that 0.005% of the fee that each Investing Fund is currently obligated to pay PIMCO, as indicated on this Exhibit A, will be designated as compensation for the investment advisory services PIMCO provides to the applicable PAPS Short-Term Floating NAV Portfolio, and its wholly-owned subsidiary (if any), under the investment advisory contract with PIMCO.

(1)	Effective July 1, 2020, the Fund’s investment advisory fee will be reduced to 0.01%.

(2)	Effective July 1, 2020, the Fund’s investment advisory fee will be reduced to 0.02%. Effective July 1, 2025, the Fund’s investment advisory fee will be reduced to 0.01%.

(3)	Effective July 1, 2025, the Fund’s investment advisory fee will be reduced to 0.02%. Effective July 1, 2030, the Fund’s investment advisory fee will be reduced to 0.01%.

(4)	Effective July 1, 2030, the Fund’s investment advisory fee will be reduced to 0.02%. Effective July 1, 2035, the Fund’s investment advisory fee will be reduced to 0.01%.

(5)	Effective July 1, 2035, the Fund’s investment advisory fee will be reduced to 0.02%. Effective July 1, 2040, the Fund’s investment advisory fee will be reduced to 0.01%.

(6)	Effective July 1, 2040, the Fund’s investment advisory fee will be reduced to 0.02%. Effective July 1, 2045, the Fund’s investment advisory fee will be reduced to 0.01%.

If the foregoing correctly sets forth the Contract between the Trust and the Adviser, please so indicate by signing, dating and returning to the Trust the enclosed copy hereof.

Very truly yours,

PIMCO EQUITY SERIES

By:	/s/ Henrik Larsen
Name:	Henrik Larsen
Title:	Vice President

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:	/s/ Peter Strelow
Name:	Peter Strelow
Title:	Managing Director

PIMCO FUNDS, on behalf of its series PIMCO Funds: Private Account Portfolio Series – PIMCO Short-Term Floating NAV Portfolio III and PIMCO Funds: Private Account Portfolio Series – PIMCO Short-Term Floating NAV Portfolio IV

By:	/s/ Henrik Larsen
Name:	Henrik Larsen
Title:	Vice President